                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                     J. B. Hunt Transport Services, Inc.
.............................................................................
               (Name of Registrant as Specified In Its Charter)


..............................................................................
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:
         .......................................................................

      2) Aggregate number of securities to which transaction applies:
         .......................................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _/
         .......................................................................

      4) Proposed maximum aggregate value of transaction:
         .......................................................................

_/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
         ......................................................

      2) Form, Schedule or Registration Statement No.:
         ......................................................

      3) Filing Party:
         ......................................................

      4) Date Filed:
         ......................................................


Notes:

                      J. B. HUNT TRANSPORT SERVICES, INC.

                         615 J. B. HUNT CORPORATE DRIVE
                            LOWELL, ARKANSAS   72745


                         NOTICE AND PROXY STATEMENT FOR
                          ANNUAL STOCKHOLDERS' MEETING


                          ___________________________



                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING

                    TO BE HELD ON MAY 12, 1994 AT 10:00 A.M.



     The annual meeting of stockholders of J.B. Hunt Transport Services, Inc. (the "Company") will be held May 12, 1994 at 10:00 a.m. (CST) at the Company's world headquarters, located at 615 J. B. Hunt Corporate Drive, Lowell, Arkansas for the following purposes:

  (1) To elect ten (10) Directors and to fix the number of Directors for the ensuing year at ten (10).

  (2) To ratify the appointment of KPMG Peat Marwick as the Company's independent public accountants for the next fiscal year.


  (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only stockholders of record on March 11, 1994 will be entitled to vote at the meeting or any adjournments thereof. The stock transfer books will not be closed.

   A copy of the 1993 Annual Report to Stockholders is enclosed.

   All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to be present, the Board of Directors requests that you promptly complete, sign, date and mail the enclosed proxy. If you attend the meeting, you may vote either in person or by your proxy.

                              By Order of the Board of Directors


                                   /s/ Johnelle D. Hunt
                                     JOHNELLE D. HUNT
                                        Secretary


Lowell, Arkansas
April 14, 1994



             YOUR VOTE IS IMPORTANT.   PLEASE DATE, SIGN AND RETURN
                           YOUR PROXY WITHOUT DELAY.

                      J. B. HUNT TRANSPORT SERVICES, INC.

                         615 J. B. HUNT CORPORATE DRIVE
                            LOWELL, ARKANSAS  72745



                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1994



                                  INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of J. B. Hunt Transport Services, Inc. (the "Company"). The Proxy Statement, Form of Proxy and 1993 Annual Report are being mailed to the stockholders on or about April 14, 1994. Proxies will be voted at the annual meeting of stockholders to be held May 12, 1994 at 10:00 a.m. at the Company's world headquarters, located at 615 J. B. Hunt Corporate Drive, Lowell, Arkansas; and at any and all adjournments thereof. The meeting will be held for the purposes set forth in the notice of such meeting on the cover page hereof. The telephone number of the Company is (501) 820-0000. A proxy, when executed and not revoked, will be voted in accordance with the authorization contained therein. Unless a stockholder specifies otherwise on the Form of Proxy, all shares represented thereby will be voted in favor of the proposals of the Board of Directors discussed herein.



                             REVOCATION OF PROXIES

  A Form of Proxy for use at the annual meeting of stockholders is enclosed together with a return envelope. Any stockholder who executes and delivers his proxy has the right to revoke it at any time before it is exercised. Revocation of a proxy may be effected by filing a written statement with the Secretary of the Company revoking the proxy, by executing and delivering to the Company a subsequent proxy before the meeting, or by voting in person at the meeting.



                      OUTSTANDING STOCK AND VOTING RIGHTS

  The outstanding shares of stock of the Company as of March 11, 1994 total 38,546,916 all common stock, $.01 par value. At the meeting, each stockholder will be entitled to one vote, in person or by proxy, for each share of stock owned of record at the close of business on March 11, 1994. The stock transfer books of the Company will not be closed. With respect to the election of directors, each stockholder of the Company, or his proxy if one is appointed, has voting rights under the laws of the State of Arkansas. That is, each stockholder, or his proxy, may vote his shares for one director, or may distribute votes on the same principle among as many nominees as he may desire. A stockholder may also withhold authority to vote for any nominee (or nominees) by striking through the name (or names) of such nominees on the accompanying Form of Proxy.

                                METHOD OF VOTING

  An affirmative vote of a majority of the votes present, in person or by proxy, is required to pass each of the items listed on the Proxy to be voted upon except for the election of directors or the selection of auditors. The election of directors will be approved if each director nominee receives a plurality of the votes cast. All proxies submitted will be tabulated by First Chicago Trust Company of New York.

  With respect to the election of directors, a stockholder may withhold authority to vote for all nominees by checking the box "withhold authority" on the enclosed proxy or may withhold authority by crossing out the name of such nominee or nominees as indicated on the enclosed proxy. The enclosed proxy also provides a method for stockholders to abstain from voting on each other matter presented. By abstaining, shares will not be voted either for or against the subject proposals, but will be counted for quorum purposes. While there may be instances in which a stockholder may wish to abstain from voting on any particular matter, the Board of Directors encourages all stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

  An abstention or a broker non-vote, i.e., when a stockholder does not grant his or her broker authority to vote his or her shares on non-routine matters, will have no effect on any item to be voted on at this meeting.

  On the date of mailing this Proxy Statement, the Board of Directors has no knowledge of any other matter which will come before the annual meeting other than matters described herein. However, if any such matter is properly presented at the meeting, the proxy solicited hereby confers discretionary authority to the proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting.



                 REPORT OF ACTION TAKEN AT PRIOR ANNUAL MEETING
                        OF STOCKHOLDERS ON MAY 13, 1993

   The 1993 Annual Meeting of Stockholders was held on May 13, 1993. At that meeting 84 percent of eligible shares were voted. The nine nominees for the Board of Directors were elected by a vote of 99.81 percent of the total shares voted.



                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS


   The Board of Directors has recommended to the stockholders that the number of directors which shall be authorized to manage the affairs of the Company for the ensuing year shall be ten (10). The Board of Directors has submitted the following slate of directors for election at the annual meeting.

J. B. HUNT

Mr. Hunt, age 67, founded the J. B. Hunt Company in 1961. He has served as Chairman of the Board of Directors since 1982 and has been a Director since 1961. He also serves as a Director for the American Trucking Association Foundation.

JOHNELLE D. HUNT

Mrs. Hunt, age 62, is the wife of J. B. Hunt. Joining the Company in 1962, she was elected Corporate Secretary of the Company in 1972 and continues to serve in that capacity. She has served as a Director since July 1993.

J. BRYAN (BRYAN) HUNT, JR.

Mr. Hunt, age 35, is the son of J. B. and Johnelle Hunt. He joined the Company in 1983 through the Company's management trainee program. He was elected Assistant to the Chairman of the Board and Assistant Secretary in 1988. In 1991 he was elected Vice Chairman of the Board and Assistant Secretary. He has served as a Director for the Company since 1991.

KIRK THOMPSON

Mr. Thompson, age 40, is the President and Chief Executive Officer of the Company and President and Chief Executive Officer of J. B. Hunt Transport and President of L.A., Inc., subsidiaries of the Company. He joined the Company in 1973 and has served as President and Chief Executive Officer since 1987. Mr. Thompson has served as a Director for the Company since 1985.

JOHN A. COOPER, JR.

Mr. Cooper, age 55, is the Chairman of the Board of Cooper Communities, Inc. (a community development company). In addition, Mr. Cooper serves as a Director on the Boards of Wal-Mart Stores, Inc., Entergy Corporation, and Arkansas Power & Light. Mr. Cooper has been a Director of the Company since 1990.

FRED K. DARRAGH, JR.

Mr. Darragh, age 77, is the Managing Partner of Darragh Investment Company and former Chairman of the Board of the Darragh Company (a feed manufacturer with an integrated egg operation and construction material division). Mr. Darragh has been a Director of the Company since 1967.

WAYNE GARRISON

Mr. Garrison, age 41, manages private interests in thoroughbred horses and investments. Mr. Garrison joined the Company in 1976 as plant manager. He served as the Company's Chief Executive Officer from 1985 to 1987 and was Vice Chairman of the Board from 1986 to 1991. Mr. Garrison has been a Director of the Company since 1981.

GENE GEORGE

Mr. George, age 71, is the Chairman of the Board of George's Inc. (an integrated poultry company). Mr. George also serves on the Boards of First National Bank of Springdale and Arkansas Protein in Fort Smith, and is a member of the Board of Trustees for Springdale Memorial Hospital. He has been a Director of the Company since 1961.

ROY GRIMSLEY

Mr. Grimsley, age 64, directs his own interests in the areas of farming and investments. He recently retired from his position as Broiler Placement Supervisor for Tyson Foods, Inc. (an integrated poultry company). Mr. Grimsley has been a Director of the Company since 1970.

LLOYD PETERSON

Mr. Peterson, age 81, is the Chairman of Peterson Farms (an integrated poultry company, poultry breeder and cattle farm operation). He also serves as Chairman of the Board for Decatur State Bank and Grand Federal Bank. Mr. Peterson has been a Director of the Company since 1990.

   Under the bylaws of the Company, directors serve for a term to expire at the next annual meeting of stockholders and until their successors shall have been elected and qualified.

   These ten (10) persons will be placed in nomination for election to the Board of Directors. The shares represented by the proxy cards returned will be voted FOR the election of these nominees unless you specify otherwise.

                                BOARD COMMITTEES



  The business of the Company is managed under the direction of the Board of Directors, which meets on a regularly scheduled basis during its fiscal year to review significant developments affecting the Company and to act on matters which require Board approval. Special meetings are also held when Board action is required on matters arising between regularly scheduled meetings. The Board of Directors met six times during the 1993 fiscal year. During this period all members of the Board participated in at least 75% of all meetings including the annual stockholders' meeting.

  The Board of Directors has established Executive, Audit and Compensation Committees to direct attention to specific subjects and to act on its behalf in discharging its responsibilities.


  EXECUTIVE COMMITTEE. The Executive Committee, which met once during fiscal 1993, is comprised of J. B. Hunt, Wayne Garrison and Lloyd Peterson. The Committee has broad power to act for and on behalf of the Board of Directors between the regularly scheduled meetings of the Board of Directors.


  AUDIT COMMITTEE. The Audit Committee, which met once during the year, is comprised of Chairman Roy Grimsley, Gene George and Kirk Thompson. The Committee's responsibilities are to oversee the Company's internal accounting controls, select independent auditors, review the annual audit plan with the independent auditors, review the annual report and results of the audit, review management's engagement of the independent auditors, and optionally, to provide a letter from the Chairman in the stockholder's annual report describing the Committee's responsibilities and activities.


  COMPENSATION COMMITTEE. The Compensation Committee, which met once during the year is comprised of Chairman John A. Cooper, Jr., and Fred K. Darragh, Jr.
The Committee's responsibilities are to oversee and recommend to the Board of Directors all aspects of executive compensation and provide performance based compensation criteria designed to satisfy the definition of qualifying compensation for deductibility under Section 162(m) of the Internal Revenue Code. A report prepared by the Compensation Committee follows disclosing the Company's policies towards executive compensation.


  COMPENSATION OF DIRECTORS. Outside Directors of the Company are paid $2,500 per meeting attended and reimbursed for their travel expenses. Inside Directors (who are also employees) are paid $2,500 for each meeting attended and their compensation is reflected in Exhibits I and II following. In addition to Board meetings, any Director who attended a meeting of a committee on which he served was paid $500 per meeting.

  The Board will consider suggestions for names of possible future nominees made in writing by stockholders and sent to the Secretary of the Company if they are
received on or before December 31st of any year.   Stockholders may, however,
nominate and vote for any legally qualified person for election to the Board of Directors.

                               EXECUTIVE OFFICERS

The Company's executive officers are:

NAME                       AGE     POSITION WITH COMPANY

J. B. Hunt (1)              67     Chairman of the Board; Director
J. Bryan Hunt, Jr. (1)      35     Vice Chairman of the Board and
                                    Assistant Secretary; Director
Johnelle D. Hunt (1)        62     Corporate Secretary; Director
Kirk Thompson (1)           40     President and Chief Executive
                                    Officer; Director
Paul R. Bergant (2)         47     Executive Vice President,
                                    Marketing
Steven K. Bevilaqua (3)     43     Executive Vice President,
                                    Operations
Stephen L. Palmer (4)       39     Executive Vice President, Human
                                    Resources and Risk Management
Bob D. Ralston (5)          47     Executive Vice President,
                                    Maintenance
Jerry W. Walton (6)         47     Executive Vice President,
                                    Finance and Chief Financial Officer



(1) See "Election of Directors" for information.
(2) Mr. Bergant joined the Company in 1978 as a staff ICC attorney. He was promoted to Executive Vice President of Marketing in 1985. He also serves as President and Chief Executive Officer of J. B. Hunt Corporation, a subsidiary of the Company.
(3) Steven K. Bevilaqua joined the Company in 1990 as Senior Vice President of Sales. Mr. Bevilaqua brings 17 years experience in the transportation market to the Company previously working for Roadway, Thompson Tractor Company, Carolina Freight Carriers, Thurston Motor Lines and Jones Truck Lines. He was promoted to Executive Vice President of Operations January 1, 1993.
(4) Mr. Palmer joined the Company in 1980 as Fuel Coordinator. Working in the Human Resources Department since 1982, he has served the Company as Executive Vice President of Human Resources and Risk Management since 1988.
(5) Mr. Ralston joined the Company in 1978 as Shop Foreman. He has served as Executive Vice President of Maintenance since 1989.
(6) Mr. Walton joined the Company October 1, 1991 as Executive Vice President of Finance and Chief Financial Officer. Prior to joining the Company, Mr. Walton served as the managing partner for the Little Rock office of KPMG Peat Marwick.



                    VOTING SECURITIES AND SECURITY OWNERSHIP
                    OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS


  The authorized common stock of the Company consists of 100,000,000 shares, $.01 par value. As of the close of business on March 11, 1994 there were 38,546,916 shares outstanding held by 1,778 stockholders of record.

  The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock by each director of the Company, by each person known to the Company to be, at February 28, 1994, the beneficial owner of more than five percent of the Company's common stock, each named executive officer (Exhibit I and II), and by all officers and directors as a group.

                                        BENEFICIAL OWNERSHIP
                                        --------------------
DIRECTORS AND OFFICERS                    SHARES     PERCENT (9)
- ----------------------                  ----------   -------

J. B. Hunt                              15,066,099    39.08%
Kirk Thompson (1)                          165,965      *
John A. Cooper, Jr.                          1,500      *
Fred K. Darragh, Jr. (2)                   269,196      *
Wayne Garrison (3)                       1,763,000     4.57
Gene George (4)                          1,169,514     3.03
Roy Grimsley                               166,125      *
J. Bryan Hunt, Jr.                         201,196      *
Johnelle D. Hunt                           134,883      *
Lloyd E. Peterson                        1,275,000      3.3
Paul R. Bergant (5)                        206,448      *
Jerry W. Walton (6)                         28,530      *

All executive officers and directors
as a group (15 persons) (7)             20,481,849     53.1%


*Less than 1 percent


OTHER PRINCIPAL STOCKHOLDERS
- ----------------------------

INVESCO PLC (8)                          3,636,220      9.4%
- ---------------                          ---------    -----
11 Devonshire Square, London, England


(1) Includes options to purchase 49,965 shares, all exercisable as of February 28, 1994.
(2) Shares owned by the Frederick K. Darragh, Jr. Revocable Trust, Fred Darragh, Jr., Trustee.
(3) Includes shares owned by immediate family.
(4) Includes 730,989 shares owned by a partnership of which Mr. George is a general partner.
(5) Includes options to purchase 61,500 shares, all exercisable as of February 28, 1994.
(6) Includes 5,080 shares held in Hunt family interests in which Mr. Walton is designated as the trustee. 22,500 shares are subject to a restriction on resale until October 1996.
(7) Includes options to purchase 143,258 shares, all exercisable as of February 28, 1994.
(8) Based on Schedule 13G filed by the indicated party. In said filing, beneficial ownership of such shares was disclaimed by INVESCO PLC. The amount and percentage of shares was reported by the company on February 10, 1994.
(9) The percentages are based upon 38,546,916 shares, which equal the outstanding shares of the Company as of March 11, 1994.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

  On June 24, 1992 the Securities and Exchange Commission ("SEC") published for public comments proposed new rules for executive compensation disclosure. These proposals are intended to provide stockholders a clear and concise presentation of the compensation paid to executive officers and to make clear the directors' reasoning in fundamental compensation decisions.

  The following table shows all cash compensation paid or to be paid by the Company or any of its subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Chairman (as one of the four highest paid executives other than the Chief Executive Officer), the Chief Executive Officer, and the three highest paid officers of the Company for such period in all capacities in which they served.


EXHIBIT I

                           SUMMARY COMPENSATION TABLE

                                                                   Long-Term Compensation
                                                       -----------------------------------------------
                       Annual Compensation               Awards                    Payouts
                       --------------------            ----------                  --------
                                             Other                    Securities
                                             Annual    Restricted     Underlying             All other
Name and                                     Compen-   Stock          Options/     LTIP      Compen-
Principal                                    sation    Award(s)       SARs (#)     Payouts   sation
Position         Year  Salary($)  Bonus($)   ($)       ($) (1)        (2)          ($)       ($)  (3)
- ---------------  ----  --------   --------   -------    ---------     ----------   -------   ---------
J. B. Hunt       1993   750,000     96,590   N/A       N/A            N/A          N/A       34,812
Chairman         1992   675,000    283,273   N/A       N/A            N/A          N/A       28,951
                 1991   633,461    203,986   N/A       N/A            N/A          N/A       25,724

Kirk Thompson    1993   396,398     55,195   N/A       325,500        N/A           82,266   13,043
President and    1992   387,207    165,226   N/A       522,875        N/A          137,110   12,511
CEO              1991   346,875    122,412   N/A       N/A            N/A          N/A       12,251

Jerry Walton     1993   250,000     35,000   N/A       202,500        N/A          N/A       13,157
Executive VP     1992   259,615     85,000   N/A       199,500        N/A          N/A       75,928
Finance and      1991    52,885     N/A      N/A       523,125        N/A          N/A       N/A
CFO

Paul Bergant     1993   209,769     27,103   N/A       N/A            N/A          30,938    21,465
Executive VP     1992   196,615     81,178   N/A       157,500        N/A          51,563    12,511
Marketing        1991   175,577     53,899   N/A       N/A            N/A          N/A       12,251

Bryan Hunt       1993   212,851     25,290   N/A       162,000        N/A          18,750    13,043
Vice Chairman    1992   194,952     72,704   N/A       199,500        N/A          31,250    12,511
and Assistant    1991   153,416     45,019   N/A       N/A            N/A          N/A       11,867
Secretary


(1) The value of the restricted stock awards at the end of the last fiscal year were $848,375, $925,125, $157,500, and $361,500 for Messrs. Thompson,
    Walton, Bergant and Hunt respectively. Such value is determined by the closing market price for the stock at the grant date. The number of restricted stock awards held by Messrs. Thompson, Walton, Bergant and Hunt at the end of the last fiscal year were 37,500, 42,000, 7,500, 17,500 respectively. Shares vest over a four-year period in 10, 20, 30 and 40% increments. Dividends are payable on all shares.

(2) There were no Options/SARs granted to the above named executives by the Company.

(3) Reflects contributions to Company retirement plans on behalf of the executives in the amounts of $12,879, $13,043, $12,932, $13,043, and $13,043 respectively to Messrs. Hunt, Thompson, Walton, Bergant and Bryan Hunt.

  Also included in other compensation:

    The Company advances premiums on a life insurance policy on the joint lives of Mr. and Mrs. J. B. Hunt. The Company has advanced $3,015,000 of premiums on this policy. The premium advances, plus accrued interest at market rates approximating $262,000 as of December 31, 1993, are a receivable to the Company from a trust which is the owner and the beneficiary of the policy. During 1993, the Company paid premiums of $597,406 with respect to the life insurance policy, of which Mr. and Mrs. J. B. Hunt's share, as reported by the insurance carrier, consisted of $21,769.

  An award tied to a 1992 sales promotion payable to Mr. Bergant  in 1993.

  Executive relocation payable to Mr. Walton in 1993.



EXHIBIT II

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                           Value of
                                                         Number of         Unexercised
                                                         Unexercised       In-the-Money
                                                         Options at        Options at
                                                         FY-End (#)        FY-End ($)

                   Shares Acquired                       Exercisable/      Exercisable/
Name               on Exercise (#)   Value Realized ($)  Unexercisable     Unexercisable
- ------------------------------------------------------------------------------------------

J. B. Hunt         N/A               N/A                 N/A / N/A         N/A / N/A
Chairman

Kirk Thompson      71,264            766,798                 74,910            677,828
President and                                            38,355/36,555     282,816/395,012
CEO

Jerry Walton       N/A               N/A                 N/A / N/A         N/A / N/A
Executive VP
Finance and CFO

Paul Bergant       N/A               N/A                     91,125            1,321,844
Executive VP                                             76,500/14,625     1,123,375/198,469
Marketing

Bryan Hunt         N/A               N/A                     69,300            653,957
Vice Chairman                                            35,640/33,660     346,522/307,405
and Assistant
Secretary

The above Exhibit reflects options only. The Company has no SARs at the present time.




                      REPORT OF THE COMPENSATION COMMITTEE
                           AND THE BOARD OF DIRECTORS



  The Compensation Committee of the Board of Directors was comprised during calendar year 1993 of Bryan Hunt, John A. Cooper, Jr., and Fred K. Darragh, Jr. Members for the 1994 calendar year are Messrs. Cooper and Darragh, both outside directors of the Company. In 1993 the Board of Directors approved Mr. J. B. Hunt's base compensation and reviewed all other executives' base compensation which was pre-approved by J. B. Hunt.

  During 1993 all decisions by the Compensation Committee relative to the compensation of the Company's executive officers were reviewed by the full board. In the future, this will not continue with respect to awards pursuant to the Company's Management Incentive Plan or with respect to performance based compensation.

  Currently, the Company does not believe it will pay any employee remuneration in 1994 that will cause it to exceed the $1 million deduction limit established in Section 162(m) of the Internal Revenue Code of 1986, as amended. In the future, if the Company believes that it will pay in excess of $1 million remuneration to any employee, it will take appropriate steps to qualify such remuneration for deductibility pursuant to the Internal Revenue Code.

  In accordance with SEC rules designed to enhance disclosure of the compensation, the following is a report submitted by the above-listed committee members in their capacity as the Board's Compensation Committee addressing the Company's compensation policy as it relates to the named officers for fiscal 1993 and performance based compensation for 1994.


  COMPENSATION POLICY. The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation with bonuses based upon corporate performance and individual initiatives and performance. Measurement of corporate performance is primarily based on Company goals and industry performance levels. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. Annual cash compensation, together with the payment of equity-based incentive, is designed to attract and retain qualified executives and ensure that such executives have a continuing stake in the long-term success of the Company. All executive officers and management, in general, are eligible for and do participate in incentive compensation plans.


  PERFORMANCE MEASURE.   In evaluating annual executive compensation, the
Committee and the Chairman of the Board examine earnings per share (EPS), return on assets and equity, revenue growth and increased value to stockholders. These factors are compared to corporate goals, prior performance and performance of the Company's peer group. While the Company is predominantly a truckload carrier, the Company believes performance should be compared with other major transportation companies.


  FISCAL 1993 COMPENSATION.   For Fiscal 1993, the Company's executive
compensation program consisted of (i) base salary, (ii) performance based cash bonus, (iii) deferred performance based cash bonus, (iv) Management Incentive Plan.

  The peer group used for compensation decisions include some companies included in the peer group selected for the performance graph. However, most of the companies used in the compensation process were top trucking and shipping companies and other top competitive, high performing companies which are leaders in their industries located in our geographic area. A total of 17 companies are included in the group. Annual revenues of the companies in the compensation peer group varied from $260 million to $55 billion.

  As a group, the Company's executives base and total compensation generally falls within the mid-range of the peer group.


  BASE SALARY. Executive base salaries are reviewed annually by the Chairman of the Board to determine if such salaries fall within the range of those persons holding comparably responsible positions at other companies. In reviewing base salaries national surveys prepared by third party consultants are periodically utilized. The salary comparisons not only include the Company's peer group, but also include companies of similar size and complexity. Individual salaries are also based on other factors such as the individual's past performance and potential within the Company and the level and scope of responsibility.


  PERFORMANCE CASH BONUS. Performance cash bonuses are awarded quarterly to executives primarily based on increases in EPS. The amount of bonus paid is a percentage of the executive's salary with a subjective discretionary component. The bonus increases as a percentage of base salary as the percentage of EPS increases over the prior year. The basics of the bonus plan have not changed materially in several years. Cash bonuses were lower in 1993 than in 1992 primarily because the Company's EPS decreased although net earnings were up. There were no discretionary bonuses paid to any of the executives.


  PERFORMANCE BASED MANAGEMENT INCENTIVE PLAN.   On March 17, 1989, the Board
adopted the J. B. Hunt Transport Services, Inc. Management Incentive Plan ("Plan"). The Plan consolidates all of the existing plans for payment of incentive compensation. Under the Plan, the Committee, the Chairman of the Board or the Chief Executive Officer of the Company, if so delegated, has authority to grant benefits to participants. Participation in the Plan is restricted to officers, directors, employees and consultants of the Company.

Factors used in establishing the size of awards granted under the Plan were as follows:

  1. Level of responsibility of executive.
  2. Level of existing stock ownership of executive.
  3. Increased revenue and earnings of Company.
  4. Return on equity and assets of Company.
  5. Executive's long-term potential with the Company.
  6. Debt/equity ratio of the Company.

These factors were used equally by Mr. J. B. Hunt in subjectively determining the amount of the stock awards. The Compensation Committee had no role in setting stock awards for 1993.

  The Plan allows the Compensation Committee, the Chairman of the Board, or the Chief Executive Officer to make awards in the form of restricted stock, money credits, share units, performance units, stock options or stock appreciation rights to eligible Plan participants. Any stock options or awards to be granted under the Plan are restricted to shares previously authorized for that purpose, i.e., 3,000,000 shares of Company stock. Since the Plan incorporates the 1984 Stock Option Plan, all options issued under the 1984 Plan are subtracted from the 3,000,000 share limit to determine the number of options or awards that may be issued. The Compensation Committee, or the Chairman of the Board or the Chief Executive Officer, as the case may be, is authorized to determine the amount, terms and conditions of any grant of incentive compensation under the Plan, subject to the share limitations stated above.

  Based on the above factors, the Company and the Chairman of the Board granted 32,000 shares of restricted stock in the amount of $690,000 to executive officers in fiscal year 1993. These restricted shares vest over a period of four years. In the future, the award of shares will be approved by the Compensation Committee.


  CHAIRMAN AND CHIEF EXECUTIVE OFFICER COMPENSATION. The Company has tried to set base salary and overall compensation for Messrs. Hunt and Thompson competitively with companies of similar size and aligned with companies which lead their respective industries. The goal is to reward these executives for corporate performance in line with the interests of the stockholders.

  Cash bonuses for Messrs. Hunt and Thompson are determined by the previously mentioned formula relating bonuses to quarterly increases in EPS. Even though earnings went up, comparative annual EPS were down approximately 3%. Consequently, total 1993 cash compensation of Messrs. Hunt and Thompson was down 12% and 18% respectively. Bonus payments to Messrs. Hunt and Thompson were reduced by 66% for each executive. There were no discretionary bonuses paid.

  In accordance with the Company's policy of aligning executive interest with the interest of stockholders, Mr. Thompson was granted 14,000 shares of restricted stock valued at $20.25 per share at the date of grant in fiscal year 1993. These shares vest over the next four years. Mr. Hunt made the final determination of Mr. Thompson's stock award based on the factors previously mentioned.

  Messrs. Hunt and Thompson's cash compensation are at the upper quartile of the NASDAQ peer group and in the upper and middle quartile respectively of the other peer groups.

  Relating to long-term compensation, Mr. Hunt, the founder of the Company and substantial stockholder, has never been granted any stock under the Management Incentive Plan. Mr. Thompson's long-term incentive compensation is in the mid-range of the comparable companies listed above.

  Additionally, both Messrs. Hunt and Thompson participate in the Company's 401(k) and profit sharing plans.


  SUMMARY. The Committee has adopted the philosophy of the Company, i.e., that linking executive compensation to corporate performance results in aligning compensation with corporate goals and stockholder interests.

   BOARD OF DIRECTORS        1993 EXECUTIVE COMPENSATION COMMITTEE
   J. B. Hunt                John A. Cooper, Jr., Chairman
   J. Bryan Hunt, Jr.        Fred K. Darragh, Jr.
   Johnelle D. Hunt          J. Bryan Hunt, Jr.
   John A. Cooper, Jr.
   Fred K. Darragh, Jr.
   Wayne Garrison
   Gene George
   Roy Grimsley
   Lloyd Peterson
   Kirk Thompson


  1994 PERFORMANCE BASED COMPENSATION. For fiscal year 1994, the Committee approved the Company's previously established cash bonus program for the above named executives and officers that is in direct correlation to an increase in Company EPS. The executives can earn no more than 65% of their base compensation determined by the percentage increase of 1994 over 1993 EPS.

  The Board of Directors has also established the equity-based management incentive award program, previously described. Grants to each of the executives cannot exceed 50,000 shares per executive. These equity incentive awards are subject to a vesting period and the general operating procedures of the Company's Management Incentive Plan.

                              1994 EXECUTIVE COMPENSATION COMMITTEE
                              John A. Cooper, Jr., Chairman
                              Fred K. Darragh, Jr.

                               PERFORMANCE GRAPH


  The following graph presents a five year comparison of cumulative total returns for the Company, the S&P 500 composite index and the CRSP Index for NASDAQ Trucking and Transportation Stocks (CRSP Transportation Index). The CRSP Transportation Index was prepared by the Center for Research in Security Prices and includes all NASDAQ traded trucking and transportation companies classified under SIC codes 37, 42, 44, 45 and 47. A listing of the companies included in the CRSP Transportation Index is available upon request from the Company. The values on the graph show the relative performance of an investment of $100 made on December 31, 1988 in Company common stock and in each of the indices.


                       [PERFORMANCE GRAPH APPEARS HERE]


Performance Graph

                      12/31/88  12/31/89  12/31/90  12/31/91  12/31/92  12/31/93
- --------------------------------------------------------------------------------
S&P 500                   $100      $132      $128      $166      $179      $197
- --------------------------------------------------------------------------------
CRSP Transportation        100       110        88       125       153       186
- --------------------------------------------------------------------------------
JB Hunt                    100        88        79       137       161       162
- --------------------------------------------------------------------------------

                                  PROPOSAL TWO
                    RATIFICATION OF APPOINTMENT OF AUDITORS

  The Board of Directors has selected KPMG Peat Marwick ("Peat Marwick") as the principal independent public accountants for fiscal year 1994 and recommends that the stockholders vote for ratification of such appointment. Peat Marwick has been the principal accountant for the Company since 1982. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

  Representatives of Peat Marwick will be present at the stockholders' meeting and will have an opportunity to make a statement to the stockholders, if desired, and will be available to respond to appropriate questions from the stockholders.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                    EXPENSES

  The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted herewith, will be paid by the Company. The Company will also reimburse brokerage firms, banks, trustees, nominees and other persons for the expense of forwarding proxy material to beneficial owners of shares held by them of record. Solicitations of proxies may be made personally or by telephone or telegraphic communications, by directors, officers and regular employees, who will not receive any additional compensation in respect of such solicitations.


                           PROPOSALS OF STOCKHOLDERS

  Proposals of stockholders intended to be presented at the 1995 Annual Meeting of stockholders must be received by the Secretary of the Company no later than January 31, 1995 for inclusion in the 1995 Proxy Statement and Form of Proxy.


                                    GENERAL

  Proxies duly executed and returned by a stockholder, and not revoked prior to or at the meeting, will be voted in accordance with the instructions thereon.

  The management of the Company does not know of any business to be brought before the meeting other than described in this Proxy Statement, but it is intended that as to any such other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the persons acting thereunder.


  STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY ENCLOSED IN THE ENVELOPE PROVIDED. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND YOUR COOPERATION WILL BE APPRECIATED.


                              By Order of the Board of Directors


                              /s/ Johnelle D. Hunt
                              JOHNELLE D. HUNT
                              Secretary

- --------------------------------------------------------------------------------
P R O X Y

                      J. B. HUNT TRANSPORT SERVICES, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
         THE COMPANY FOR THE ANNUAL STOCKHOLDERS' MEETING, MAY 12, 1994

The undersigned stockholder(s) of J. B. HUNT TRANSPORT SERVICES, INC., an Ar-kansas corporation hereby constitute(s) and appoint(s) J. B. HUNT or KIRK THOMPSON, or either of them, the true and lawful agent and attorney-in-fact for the undersigned, with power of substitution, to vote the stock owned by the un-dersigned or registered in the name of the undersigned, at the meeting on May 12, 1994, at 10:00 a.m., and any adjournments thereof, in the transaction of the following business:

ELECTION OF DIRECTORS, NOMINEES:

J. B. Hunt; Johnelle Hunt; Bryan Hunt;
Kirk Thompson; John A. Cooper, Jr.;
Fred K. Darragh, Jr.; Wayne Garrison;
Gene George; Roy Grimsley; Lloyd E.
Peterson

                               CHANGE OF ADDRESS:

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
- -----
  X     Please mark your votes as in this example.
- -----



                                                                           |2600
                                                                           -----

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
- --------------------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
- --------------------------------------------------------------------------------

1. Election of Directors
       (see reverse)
   FOR   WITHHELD
   [_]   [_]
   For, except vote withheld from the following nominee(s):

   ---------------------------------------------------------

2. To ratify the appointment of KPMG Peat Marwick as the Company's independent public accountant for the next fiscal year.

   FOR   AGAINST   ABSTAIN
   [_]   [_]       [_]

3. In their discretion, the Proxies are authorized to transact such other business as may properly come before the meeting or any adjournment thereof.

[_] Change of Address/Comments on Reverse Side

SIGNATURE(S) _______________________________________________ DATE _________ 1994
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a partnership, please sign in partnership name by authorized person.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.
- --------------------------------------------------------------------------------